UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 6, 2006

Evans Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1.000-18539	161332767
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14 North Main Street, Angola, New York		14006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-926-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 6, 2006, Evans Bancorp, Inc. ("Evans Bancorp") together with Evans National Bank, a nationally chartered bank and a wholly-owned subsidiary of Evans Bancorp ("Evans National Bank") entered into an employment agreement ("Employment Agreement") with David J. Nasca. The Employment Agreement, which is effective as of December 1, 2006, supersedes and replaces the employment offer letter entered into between the parties and previously filed under cover of a Current Report on Form 8-K on August 16, 2006. As previously reported, beginning December 1, 2006, Mr. David J. Nasca will serve as President of Evans Bancorp and of Evans National Bank, and as Chief Executive Officer of Evans Bancorp and Evans National Bank beginning April 1, 2007.

The Employment Agreement is for a term of five years; the term of employment may be extended by the board of directors of Evans Bancorp and of Evans National Bank for successive one year periods, beginning December 31, 2007. Mr. Nasca will receive an annual base salary of $200,000 and is eligible for an annual bonus beginning January 2008 based on certain performance goals to be established. As soon as practicable on or after April 1, 2007, Mr. Nasca will receive a stock grant of 2,500 shares of Evans Bancorp common stock pursuant to the Evans Bancorp 1999 Stock Option and Long Term Incentive Plan; the terms and conditions of such grant to be determined as of the date of grant.

In addition, under the Employment Agreement Mr. Nasca will be entitled to four weeks paid vacation per year, plus five personal days and customary bank holidays. He is entitled to participate in all employee benefit plans, programs, and arrangements customarily provided by Evans Bancorp or Evans National Bank, as the case may be, to their respective senior executive officers and for which he qualifies, as set forth in his employment offer letter, and as such plans, programs, and arrangements are from time to time amended. Evans National Bank will pay 60% of Mr. Nasca’s health insurance premiums and will provide Mr. Nasca with supplemental long-term disability insurance benefits equal to not more than 70% of his annual salary subject to terms and conditions contained in the Employment Agreement. Mr. Nasca will receive a monthly car allowance of $700, reimbursable fees for a country club membership and life insurance equal to two times Mr. Nasca’s annual salary.

The forgoing description of Mr. Nasca’s employment terms is qualified in its entirety by reference to the Employment Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Nasca currently serves as a director of Evans Bancorp and Evans National Bank, and serves on the Evans Bancorp Planning Committee.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Employment Agreement of DavidJ. Nasca, dated December 1, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Bancorp, Inc.

December 7, 2006	By:	James Tilley

Name: James Tilley
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated as of December 1, 2006